UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2014

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2014, the Board of Directors of Bio-Reference Laboratories, Inc. (the “Corporation”) adopted Amended and Restated Bylaws.  The Amended and Restated Bylaws became effective immediately.

The following is a summary of the provisions of the Amended and Restated Bylaws that differ from the prior Bylaws. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

•                  It has been clarified that directors are elected by a plurality of votes cast;

•                  Shareholders may take action without a meeting to the extent permitted under the New Jersey Business Corporation Act (the “Act”);

•                  It has been clarified that the chairman of the Board of Directors (or in his absence, the president) presides over shareholders’ meetings and may postpone any meeting in the event there is no quorum;

•                  Shareholders may nominate directors and bring business before a shareholders’ meeting pursuant to the procedures set forth in the Amended and Restated Bylaws;

•                  Certain provisions relating to directors’ staggered classes, the filling of director vacancies, the removal of directors, the designation and duties of officers, indemnification and uncertificated stock have been amended to provide clarification and insure consistency with the Act;

•                  Email notices to shareholders and directors are permitted to the extent permitted under the Act;

•                  Certain amendments have been made to adopt particular terms used in the Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

3.2                                           Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2014	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman, MD
Name: Marc D. Grodman, MD
Title: Chairman of the Board, President and
Chief Executive Officer